                                                                     EXHIBIT 3.3

                               AGREEMENT OF MERGER

         This Agreement of Merger (the "AGREEMENT") is made and entered into as of February 12, 2003 by and among Ponte Nossa Acquisition Corp., a Delaware corporation ("PURCHASER"), VisiJet, Inc., a California corporation (the "COMPANY") and VisiJet Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Purchaser ("MERGER SUB" and, together with the Company, the "CONSTITUENT CORPORATIONS").

                                    RECITALS

         A. Purchaser, Company and Merger Sub have entered into that certain Second Amended and Restated Agreement and Plan of Merger dated as of December 20, 2002, as amended on January 15, 2002 (the "PLAN OF MERGER") providing for, among other things, the execution and filing of this Agreement and the merger of Merger Sub with and into the Company upon the terms set forth in the Plan of Merger and this Agreement (the "MERGER"). Terms used, but not defined, herein shall have the meanings set forth in the Plan of Merger.

         B. The respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective shareholders that Merger Sub be merged with and into the Company and have approved this Agreement and the Merger.

         C. The Plan of Merger, this Agreement and the Merger have been approved by the shareholders of the Company and by the sole shareholder of Merger Sub.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, each of the Constituent Corporations hereby agrees that Merger Sub shall be merged with and into the Company in accordance with the Plan of Merger and the provisions of the laws of the State of California, upon the terms and subject to the conditions set forth as follows:

                                    ARTICLE I

                          THE CONSTITUENT CORPORATIONS

         1.1 THE COMPANY. The Company is a corporation duly organized and existing under the laws of the State of California.

         1.2 MERGER SUB. Merger Sub is a corporation duly organized and existing under the laws of the State of California.

                                   ARTICLE II

                                   THE MERGER

         2.1 THE MERGER. At the Effective Time (as defined in Section 2.2 below) and subject to the provisions of this Agreement and in accordance with the applicable provisions of the Corporations Code of the State of California ("CALIFORNIA LAW"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Purchaser. The surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         2.2 FILING AND EFFECTIVENESS. This Agreement, together with the officers' certificates of each of the Constituent Corporations required by California Law (the "OFFICERS' CERTIFICATES"), shall be filed with the Secretary of State of the State of California at the time specified in the Plan of Merger. The Merger shall become effective upon the filing of this Agreement and the Officers' Certificates with, and acceptance by, the Secretary of State of the State of California (the "EFFECTIVE TIME").

         2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         2.4 ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of the Company shall be amended and restated to read as set forth in EXHIBIT A attached hereto.

         2.5 DIRECTORS AND OFFICERS.

                  (a) The directors of Surviving Corporation shall be Dr. Richard Keates, Adam Krupp and Norman Schwarz, each to serve until their respective successors are duly elected or appointed.

                  (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office until their respective successors are duly elected or appointed.

         2.6 CONVERSION OF COMPANY STOCK.

                  (a) CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                  "CLOSING DATE" means the date on which the closing of the transactions contemplated by this Agreement takes place.

                  "COMPANY CAPITAL STOCK" means the capital stock of the Company.

                  "COMPANY COMMON STOCK" means the Common Stock, without par value, of the Company.

                  "DISSENTING SHARE" means any share of Company Common Stock held of record by any stockholder who has duly exercised appraisal rights under California Law.

                  "NEW INVESTOR AGREEMENT" means the VisiJet, Inc. Common Stock and Warrant Purchase Agreement, dated as of November 26, 2002, by and between VisiJet and the New Investors and attached as Exhibit B to the Plan of Merger.

                  "NEW INVESTORS" means the purchasers identified on the Schedule of Purchasers attached as Exhibit A to the New Investor Agreement.

                  "NEW INVESTORS WARRANT" means the warrants to purchase 4,528,481 shares of Company Common Stock issuable pursuant to the terms and conditions of the New Investor Agreement.

                  "PRIOR VISIJET SHAREHOLDERS" means the holders of the VisiJet Common Stock and VisiJet Preferred Stock outstanding immediately prior to the closing of the New Investor Agreement.

                  "PRIOR VISIJET SHAREHOLDERS WARRANTS" means warrants to purchase an aggregate of 1,720,000 shares of VisiJet Common Stock to be issued to the Prior VisiJet Shareholders.

                  "PURCHASER COMMON STOCK" means the Common Stock, $.001 par value per share, of Purchaser.

                  (b) CONVERSION OF COMPANY COMMON STOCK. At the Effective Time, each one (1) share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.7(c) hereof and any Dissenting Shares (to the extent provided in Section 2.11 hereof)) shall be canceled and converted automatically into the right to receive, upon surrender of the certificate representing such shares of Company Common Stock in the manner provided in and subject to Section 2.8 hereof, one (1) share ( the "CONVERSION RATIO") of Purchaser Common Stock (the "MERGER CONSIDERATION").

                  (c) ASSUMPTION OF WARRANTS. At the Effective Time, any outstanding New Investors Warrant or Prior VisiJet Shareholders Warrant, without any further action by the holder thereof, (i) will be assumed by Purchaser in connection with the Merger, (ii) shall continue to have, and be subject to, the same terms and conditions as were applicable to such warrant immediately prior to the Effective Time (including, but not limited to, any repurchase rights or vesting provisions), and, (iii) consistent with, and based on the Conversion Ratio, (A) any such warrant shall be exercisable for the same number of shares of Purchaser Common Stock as the number of shares of Company Common Stock underlying such warrant immediately prior to the Effective Time, and (B) the per share exercise price for the shares of Purchaser Common Stock issuable upon exercise of such assumed warrant shall equal the per share exercise price for the shares of Company Common Stock underlying such warrant immediately prior to the Effective Time.

                  (d) CANCELLATION OF COMPANY COMMON STOCK OWNED BY PURCHASER. At the Effective Time, each share of Company Common Stock owned by Purchaser or any direct or indirect wholly owned subsidiary of Purchaser immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (e) COMMON STOCK OF MERGER SUB. At the Effective Time, each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (f) ADJUSTMENTS TO CONVERSION RATIOS. The Conversion Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Purchaser Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Purchaser Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

         2.7 PROCEDURE FOR PAYMENT.

                  (a) Immediately after the Effective Time, (A) Purchaser will furnish to Nevada Agency & Trust Company, #29550 West Liberty, Suite 880, Reno, Nevada 98014 (the "EXCHANGE AGENT") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of shares of Purchaser Common Stock equal to the product of (I) the Conversion Ratio TIMES
(II) the number of outstanding shares of Company Common Stock (other than any Dissenting Shares and shares owned by Purchaser) and (B) Purchaser will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding shares of Company Common Stock for the holder to use in surrendering the certificates which represented his or its shares of Company Common Stock (the "CERTIFICATES") in exchange for a certificate representing the number of shares of Purchaser Common Stock to which he or it is entitled.

                  (b) Purchaser will not pay any dividend or make any distribution on shares of Purchaser Common Stock (with a record date at or after the Effective Time) to any record holder of outstanding shares of Company Common Stock until the holder surrenders for exchange his or its certificates which represented shares of Company Common Stock. Purchaser instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange.

                  (c) Purchaser may cause the Exchange Agent to return any shares of Purchaser Common Stock and dividends and distributions thereon remaining unclaimed 180 days after the Effective Time, and thereafter each remaining record holder of outstanding shares of Company Common Stock shall be entitled to look to Purchaser (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to shares of Purchaser Common Stock and dividends and distributions thereon to which he or it is entitled upon surrender of his or its certificates.

                  (d) The Company shall pay all charges and expenses of the Exchange Agent.

                  (e) After the close of business on the Closing Date, transfers of shares of Company Common Stock outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

                  (f) The provisions of this Section 2.8 shall also apply to Dissenting Shares (defined in Section 2.11) that lose their status as such, except that the obligations of Purchaser under this Section 2.8 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Merger Consideration to which such holder is entitled pursuant to Section 2.7 hereof.

         2.8 NO FURTHER OWNERSHIP RIGHTS IN SHARES OF COMPANY COMMON STOCK. The shares of Purchaser Common Stock delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any dividends, distributions or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

         2.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration (and dividends, distributions and cash in lieu of fractional shares) as may be required pursuant to Section 2.7; provided, however, that Purchaser may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct and will indemnify it against any claim that may be made against Purchaser, the Surviving Corporation and/or the Exchange Agent with respect to the Certificates alleged to have been lost stolen or destroyed.

         2.10 DISSENTERS' RIGHTS. Dissenting Shares, if any, shall not be converted into shares of Purchaser Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. The Company shall give Purchaser prompt notice of any demand received by the Company to require the Company to purchase shares of Company Common Stock, and Purchaser shall have the right to direct (in consultation with the Company prior to the Closing Date) and to participate in all negotiations and proceedings with respect to such demand. The Company agrees that, except with the prior written consent of Purchaser, which Purchaser shall not unreasonably withhold or delay, or as required under California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("DISSENTING SHAREHOLDER") who, pursuant to the provisions of California Law, becomes entitled to payment of the fair value for shares of Company Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Purchaser shall issue and deliver, upon surrender by such shareholder of a certificate or certificates representing shares of Company Common Stock, the Merger Consideration to which such shareholder would otherwise be entitled under this Agreement.

         2.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Purchaser, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 PURCHASER STOCKHOLDER APPROVAL. No approval by the stockholders of Purchaser is required as a condition to the effectiveness of the Merger, except that such stockholders must approve an increase in the Purchaser's authorized common stock pursuant to an amendment to the Purchaser's Certificate of Amendment as a condition of closing of the Merger.

         3.2 GOVERNING LAW. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

         3.3 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

         3.4 AMENDMENTS. This Agreement cannot be amended or changed except in writing, signed by the parties.

         3.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                               PONTE NOSSA ACQUISITION CORP.


                                               By: /S/  THOMAS F. DIMELE
                                                   ----------------------------
                                               Name:    Thomas F. DiMele
                                               Title:   President


                                               By: /S/ LAURENCE M. SCHREIBER
                                                   ----------------------------
                                               Name:    Laurence M. Schreiber
                                               Title:   Secretary


                                               VISIJET, INC.


                                               By: /S/ LANCE DOHERTY
                                                   ----------------------------
                                               Name:    Lance Doherty
                                               Title:   President


                                               By: /S/ MARILYN DOHERTY
                                                   ----------------------------
                                               Name:    Marilyn Doherty
                                               Title:   Secretary


                                               VISIJET ACQUISITION CORPORATION


                                               By: /S/ THOMAS DIMELE
                                                   ----------------------------
                                               Name:    Thomas DiMele
                                               Title:   President


                                               By: /S/ LAURENCE M. SCHREIBER
                                                   ----------------------------
                                               Name:    Laurence M. Schreiber
                                               Title:   Secretary

                                                                       EXHIBIT A
                                                                       ---------

                              AMENDED AND RESTATED

                          ARTICLES OF INCORPORATION OF

                                  VISIJET, INC.

                                    ARTICLE I

                                      NAME
                                      ----

         The name of the corporation is VisiJet, Inc.

                                   ARTICLE II

                                    PURPOSES
                                    --------

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

                              DIRECTORS' LIABILITY
                              --------------------

         The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                   ARTICLE IV

                                      STOCK
                                      -----

         The Corporation is authorized to issue one class of capital stock, designated as "Common Stock." The number of shares of Common Stock authorized to be issued is 1,000.

                                    ARTICLE V

                            INDEMNIFICATION OF AGENTS
                            -------------------------

         The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

                                  VISIJET, INC.

                   OFFICERS' CERTIFICATE OF APPROVAL OF MERGER


         The undersigned, Lance Doherty and Marilyn Doherty, do hereby certify that:

         1. They are the President and Secretary, respectively, of VisiJet, Inc., a California corporation ("THE COMPANY").

         2. The principal terms of the Agreement of Merger in the form attached to this Certificate providing for the merger (the "MERGER") of VisiJet Acquisition Corporation, a California corporation, with and into the Company, were duly approved by the Board of Directors and shareholders of the Company.

         3. At the time of approval, the authorized capital stock of the Company consisted of 10,000,000 shares of Common Stock, of which 7,773,470 shares were issued and outstanding and were entitled to vote, and 5,000,000 shares of Preferred Stock, of which 140,306 shares of Series A Preferred Stock and 363,945 shares of Series B Preferred Stock were issued and outstanding, all of which were entitled to vote. The votes of more than fifty percent (50%) of each of the outstanding shares of Common Stock of the Company, the outstanding shares of Series A Preferred Stock of the Company and the outstanding shares of Series B Preferred Stock of the Company were required to approve the Merger and the principal terms of the Agreement of Merger.

         4. The principal terms of the Agreement of Merger were approved by the consent of the holders of more than fifty percent (50%) of each of the outstanding shares of Common Stock of the Company entitled to vote, the outstanding shares of Series A Preferred Stock of the Company entitled to vote and the outstanding shares of Series B Preferred Stock entitled to vote, which vote exceeded the vote required.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate as of February 2, 2003.

                                                  Signature: /S/ LANCE DOHERTY
                                                             -------------------
                                                  Name:    Lance Doherty
                                                  Title:   President


                                                  Signature: /S/ MARILYN DOHERTY
                                                             -------------------
                                                  Name:    Marilyn Doherty
                                                  Title:   Secretary

                         VISIJET ACQUISITION CORPORATION

                   OFFICERS' CERTIFICATE OF APPROVAL OF MERGER

         The undersigned, Thomas DiMele and Laurence M. Schreiber, do hereby certify that:

         1. They are the President and Secretary, respectively, of VisiJet Acquisition Corporation, a California corporation ("MERGER SUB").

         2. The principal terms of the Agreement of Merger in the form attached to this Certificate providing for the merger (the "MERGER") of Merger Sub with and into VisiJet, Inc., a California corporation, was duly approved by the Board of Directors and by the sole shareholder of Merger Sub.

         3. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock. There are 1,000 shares of Merger Sub Common Stock issued and outstanding, all of which were entitled to vote upon the Merger. A vote of more than fifty percent (50%) of the outstanding shares of Common Stock of the Merger Sub was required to approve the Merger. No vote of the shareholders of Ponte Nossa was required.

         4. The principal terms of the Agreement of Merger were approved by the consent of Merger Sub's sole shareholder, Ponte Nossa Acquisition Corp. (the "Parent"), holding 100% of the issued and outstanding shares of Common Stock of Merger Sub, which vote exceeded the vote required. No vote of the shareholders of Parent was required.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate as of February 2, 2003.



                                            Signature: /S/ THOMAS DIMELE
                                                       -------------------------
                                            Name:     Thomas DiMele
                                            Title:    President

                                            Signature: /S/ LAURENCE M. SCHREIBER
                                                       -------------------------
                                            Name: Laurence M. Schreiber
                                            Title:    Secretary